Exhibit 25

Registration No. 333-135330

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

[x] CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17 th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

KH FUNDING COMPANY
(Exact name of obligor as specified in its charter)

Maryland	52-1886133
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10801 Lockwood Drive, Suite 370
Silver Spring, Maryland 20901
(Address of principal executive offices)

All Series 3 Senior Secured and Series 4 Subordinated Unsecured Investment Debt Securities
(Title of the indenture securities)

Item 1.  General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3	See Exhibit 2.

Exhibit 4	Copy of By-laws of the trustee as now in effect.***

Exhibit 5	Not applicable.

Exhibit 6	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8	Not applicable.

Exhibit 9	Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

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** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 16th day of January, 2008.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robert L. Reynolds
Robert L. Reynolds Vice President

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EXHIBIT 6

January 16, 2008
Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Robert L. Reynolds

Robert L. Reynolds
Vice President

EXHIBIT 7

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2007, filed in accordance with 12 U.S.C. §161 for National Banks

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$12,302
Interest-bearing balances	1,022
Securities:
Held-to-maturity securities	0
Available-for-sale securities	48,254
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	15,276
Securities purchased under agreements to resell	1,881
Loans and lease financing receivables:
Loans and leases held for sake	21,274
Loans and leases, net of unearned income	277,174
LESS: Allowance for loan and lease losses	2,569
Loans and leases, net of unearned income and allowance	274,605
Trading Assets	5,557
Premises and fixed assets (including capitalized leases)	4,240
Other real estate owned	861
Investments in unconsolidated subsidiaries and associated companies	421
Intangible assets
Goodwill	9,718
Other intangible assets	19,391
Other assets	30,644
Total Assets	$445,446

LIABILITIES
Deposits:
In domestic offices	269,857
Noninterest-bearing	68,381
Interest-bearing	201,476
In foreign offices, Edge and Agreement subsidiaries, and IBFs	59,766
Noninterest-bearing	11
Interest-bearing	59,755
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	12,491
Securities sold under agreements to repurchase	6,758

Dollar Amounts In Millions
Trading liabilities	3,109
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized Leases)	26,482
Subordinated notes and debentures	10,896
Other liabilities	14,803

Total liabilities	$404,162

Minority interest in consolidated subsidiaries	57

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	25,692
Retained earnings	14,509
Accumulated other comprehensive income	506
Other equity capital components	0
Total equity capital	41,227
Total liabilities, minority interest, and equity capital	$445,446

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt